Exhibit 99.1

Molson Coors Reports Higher Underlying After-Tax Income and EBITDA But Lower Sales for the Third Quarter 2013

$1.15 billion of Underlying EBITDA and $746.8 million of Underlying Free Cash Flow Generated Year to Date through Third Quarter 2013

Third Quarter 2013 Highlights (1)

  Worldwide beer volume: 17.0 million hectoliters, decreased 0.9%
  Net sales: $1.17 billion, decreased 2.0%
  Underlying after-tax income: $268.1 million, increased 7.7% ($1.45 per diluted share)
  U.S. GAAP net income from continuing operations attributable to MCBC: $120.9 million, decreased 38.8% ($0.65 per diluted share) due to $163.1 million of special and other non-core expenses
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $464.3 million, increased 0.6%
  First three quarters 2013 Underlying Free Cash Flow: $746.8 million, increased 0.2%

DENVER & MONTREAL--(BUSINESS WIRE)--November 6, 2013--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 7.7 percent increase in underlying after-tax income for the third quarter 2013, driven by improved performance in its U.S., Europe, and International businesses, along with less interest expense and a lower quarterly tax rate versus a year ago. U.S. GAAP net income from continuing operations attributable to MCBC decreased 38.8 percent due to $163.1 million of special and other non-core expenses. (See Special and Other Non-Core Items below for details.) Worldwide beer volume decreased 0.9 percent, and net sales declined 2.0 percent in the third quarter of 2013.

Molson Coors president and chief executive officer Peter Swinburn said, “In the third quarter, Molson Coors increased underlying after-tax earnings nearly 8 percent, expanded gross margins and underlying pretax margins, grew underlying EBITDA and free cash flow, and reduced our debt. As we anticipated on our earnings call last quarter, consumer demand was weak across our markets. Despite poor consumer uptake, we have continued to invest in our core brands. Our innovation pipeline is delivering a mid-single-digit percent of sales, and our owned above-premium brand portfolio is growing at a double-digit rate globally. We made progress on our global cost savings and cash generation targets, paid down nearly $282 million of net debt in the quarter, and will deliver the cost savings that we announced during our June Investor Day in NY. We continued to standardize processes to reduce complexity and improve efficiency."

Swinburn added, “In the third quarter, our U.S. GAAP after-tax income declined nearly 39 percent, primarily due to a $150.9 million non-cash write-down of the value of two brands in our Europe business as a result of our annual asset impairment testing process."

Underlying EBITDA and Free Cash Flow

Underlying earnings before interest, taxes, depreciation and amortization, or underlying EBITDA, reached $464.3 million in the third quarter, a 0.6 percent increase from a year ago. Year to date underlying EBITDA increased 5.8 percent from a year ago to $1.15 billion this year.

Underlying free cash flow through third quarter 2013 totaled $746.8 million. This represents an increase of $1.8 million on top of strong cash generation last year.

Foreign Exchange

The Company’s third quarter underlying pretax income includes a net favorable impact of approximately $3 million from foreign currency movements. Foreign currency was approximately $4 million positive in both Europe and Corporate, and $5 million negative in Canada.

Effective Income Tax Rates

The Company’s third quarter effective income tax rate was 21 percent on a reported basis and 15 percent on an underlying basis, with the difference driven by special and other non-core items. On an underlying basis, our effective tax rate was approximately 3 percentage points lower than prior year primarily due to changes in the geographic mix of income and one-time tax benefits in the quarter.

Debt

Total debt at the end of the third quarter was $3.89 billion, and cash and cash equivalents totaled $406.9 million, resulting in net debt of $3.48 billion.

Third Quarter Business Segment Results

The following are the Company’s third quarter 2013 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 10.5 percent to $154.6 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 11.7 percent to $363.8 million, driven by stronger pricing, brand mix and cost reductions, partially offset by the impact of commodity and brewery inflation and lower volumes.

MillerCoors domestic sales to retailers (STRs) declined 1.9 percent, on a trading-day-adjusted basis for the quarter. Domestic sales to wholesalers (STWs) decreased 1.5 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 4.1 percent primarily due to higher net pricing and favorable brand mix. Total company net revenue per hectoliter, including contract brewing and company-owned distributor sales, increased 3.9 percent. Third-party contract brewing volumes increased 2.8 percent.

Cost of goods sold (COGS) per hectoliter increased 3.8 percent, driven by commodity and brewery inflation and higher costs associated with brand innovation. Marketing, general and administrative (MG&A) expense decreased 3.4 percent, driven primarily by lower pension expense, a reduction in costs associated with the business transformation initiative, and less promotional activity, which more than offset increased investments in support of new brand offerings.

Depreciation and amortization expenses for MillerCoors in the third quarter were $71.6 million, and additions to tangible and intangible assets totaled $88.1 million.

Canada Business

Canada underlying pretax income decreased 13.3 percent to $130.6 million in the quarter and decreased 9.6 percent in local currency. Lower volume drove the decline in Canada, despite reduced G&A costs in the quarter. A decrease in the Canadian dollar versus the U.S. dollar resulted in an approximate $5 million negative foreign exchange impact in the quarter.

STRs decreased 3.3 percent in the third quarter primarily due to higher beer excise taxes in Quebec, weak economic conditions and increased competitor promotional activity across key regions this year. The Canadian beer market declined approximately 1 percent, and our market share decreased about one percentage point versus a year ago. Third quarter sales volume for Molson Coors Canada decreased 5.2 percent, due to lower STRs and a larger reduction in customer inventories this year. Net sales per hectoliter decreased 0.3 percent in local currency, driven by mix shift to lower-priced brands and packages, partially offset by positive net pricing in the quarter.

COGS per hectoliter increased 1.4 percent in local currency, driven by inflation and fixed-cost deleverage, along with increased pension and other costs this year. MG&A expense decreased 3.6 percent in local currency, driven by reductions in incentive compensation and overhead costs, partially offset by increased marketing and sales investments.

Europe Business(3)

Europe underlying pretax income increased 5.7 percent to $95.0 million driven by pricing, volume growth, cost savings, and an approximate $4 million benefit from favorable foreign currency movements.

Europe sales volume increased 0.7 percent due to improved performance in Czech Republic, Croatia and the U.K., which benefited from favorable weather during the quarter. Weak demand affected most of our Central Europe markets, particularly in Serbia, Romania and Bulgaria. Europe net sales per hectoliter increased 3.3 percent in local currency due to positive pricing.

COGS per hectoliter decreased 0.2 percent in local currency as a result of cost reduction initiatives.

MG&A expenses increased 18.4 percent in local currency, driven by higher incentive compensation and investment behind core brands and innovation, along with year-over-year differences in the timing of marketing and sales spending.

International Business (4)

The International segment posted an underlying pretax loss of $2.1 million in the third quarter, an improvement of $5.6 million, or 72.7 percent, from a year ago due to timing of marketing investment in Japan, improved profit performance in our China business and lower overhead expenses, partially offset by the negative impact of transferring our Carling travel and export business to the Europe segment.

Total International sales volume, including royalty volume, decreased 18.0 percent primarily due to the industry weakness in our Ukraine and Russia license markets and the negative impact of transferring our Carling travel and export business to the Europe segment. This decline was partially offset by strong growth in Mexico and Latin America. Net sales per hectoliter increased 8.2 percent, driven by positive geographic mix and higher net pricing in China.

COGS per hectoliter increased 4.6 percent, driven by geographic mix and the addition of contract brewing volume in India. International MG&A expense decreased 28.9 percent, driven by the timing of marketing investment in Japan, along with a year-over-year difference in the timing of overhead expenses.

Corporate

Underlying Corporate pretax expenses totaled $59.6 million for the third quarter. This $7.6 million decrease was driven by lower interest expense due to debt repayment and favorable foreign currency movements.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors special items resulted in a $163.0 million pretax charge, primarily driven by impairment charges of $150.9 million related to indefinite-lived intangible brand assets in Europe, $8.9 million in restructuring costs in Europe and Canada, $2.6 million of losses and related costs in our Europe business due to significant flooding in Czech Republic in the second quarter of 2013, and $0.6 million of other special charges. The $150.9 million of impairment charges in Europe were the result of our annual asset impairment testing process, which drove fair value adjustments to Jelen, a mainstream brand in Serbia, and to Ostravar, a regional brand in Czech Republic. Both brands have recently faced increased competition, reduced volume and macroeconomic weakness in their markets, which are driving lower projected cash flows. Also, higher discount rates in Serbia and Czech Republic were factors in the asset impairments, as was a 50% increase in Serbian income tax rates.

During the quarter, MillerCoors reported a $15.0 million special charge related to organizational restructuring. This equates to $6.3 million at Molson Coors' 42 percent economic ownership share.

Other non-core items resulted in a $6.2 million pretax gain, which was due to $10.6 million in net gains primarily related to fair value and foreign exchange movements on our 500 million Euro convertible note that was settled during the third quarter, partially offset by $4.4 million of acquisition and integration costs. The $10.6 million of net gains consisted of a $21.1 million gain recorded as non-core interest income due to fair value changes recognized upon settlement of the Euro note, partially offset by a $10.5 million net loss primarily related to foreign currency movements on this note and recorded within other income (expense).

2013 Third Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2013 third quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 2:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on February 13, 2014. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars and all quarterly comparative results are for the Company’s fiscal third quarter ended September 28, 2013, compared to the fiscal third quarter ended September 29, 2012. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Amounts for the third quarter of 2012 include the actual results of operations for the U.K. combined with the actual results of operations for Central Europe. These businesses were combined into the company's Europe segment beginning in 2013.

(4) Beginning July 1, 2012, our Central Europe export and license business (“Central Europe export”), is reported in our MCI segment. For periods prior to this date, this business was included within the Central Europe business, which we acquired on June 15, 2012. Beginning December 30, 2012, with the combination of our U.K. and Central Europe businesses, our Carling travel and export business is reported in our Europe segment. For periods prior to this date, this business was included within the International business.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Coors Light, Molson Canadian, Staropramen and Carling. Molson Coors is listed as the beverage industry sector leader on the 2013/2014 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s web site, www.molsoncoors.com.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate our Central Europe business, retain key employees and achieve planned cost synergies; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 29, 2012, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries Table 1: Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)

	Thirteen Weeks Ended
	September 28, 2013	September 29, 2012
U.S. GAAP: Income from continuing operations attributable to MCBC, net of tax:	$120.9	$197.7
Per diluted share:	$0.65	$1.09
Add/(less):
Pretax special items, net	163.0	35.9
Proportionate share of MillerCoors special items, net(1)	6.3	7.9
Acquisition, integration and financing related costs(2)	4.4	5.1
Unrealized mark-to-market (gains) and losses(3)	(10.6)	13.4
Other non-core items(4)	—	0.1
Tax effects related to special and other non-core items	(15.9)	(11.2)
Non-GAAP: Underlying after-tax income:	$268.1	$248.9
Per diluted share:	$1.45	$1.37
(1)	Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.

(2)	In Q3 2013, $4.4 million costs included in Marketing, General and Administrative Expenses. In Q3 2012, $4.2 million costs included in Marketing, General and Administrative Expenses and $0.9 million loss included in Interest Expense, net.

(3)	In Q3 2013, $9.6 million loss included in Other Income (Expense), net, $0.9 million loss in Cost of Goods Sold, and $21.1 million gain included in Interest Expense, net. In Q3 2012, $6.4 million loss included in Other Income (Expense), net, $0.7 million gain in Cost of Goods Sold, and $7.7 million loss included in Interest Expense, net.

(4)	Included in Other Income (Expense), net.

Molson Coors Brewing Company and Subsidiaries Table 2: Underlying Pretax Income (Loss) ($ In millions) (Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2013 3rd Q Income (loss) from continuing operations before income taxes	$128.7	$148.3	$(69.5)	$(2.4)	$(49.7)	$155.4
Add/(less):
Pretax special items, net	1.9	—	160.8	0.3	—	163.0
Proportionate share of MillerCoors special items, net(1)	—	6.3	—	—	—	6.3
Acquisition and integration related costs(2)	—	—	3.7	—	0.7	4.4
Unrealized mark-to-market (gains) and losses(3)	—	—	—	—	(10.6)	(10.6)
Non-GAAP: 2013 3rd Q underlying pretax income (loss)	$130.6	$154.6	$95.0	$(2.1)	$(59.6)	$318.5
Percent change 2013 3rd Q vs. 2012 3rd Q underlying pretax income (loss)	(13.3)%	10.5%	5.7%	72.7%	11.3%	4.2%
U.S. GAAP: 2012 3rd Q Income (loss) from continuing operations before income taxes	$147.0	$132.0	$82.9	$(37.4)	$(81.3)	$243.2
Add/(less):
Pretax special items, net	3.7	—	2.5	29.7	—	35.9
Proportionate share of MillerCoors special items, net(1)	—	7.9	—	—	—	7.9
Acquisition, integration and financing related costs(2)	—	—	0.7	—	4.4	5.1
Unrealized mark-to-market (gains) and losses(3)	—	—	3.8	—	9.6	13.4
Other non-core items(4)	—	—	—	—	0.1	0.1
Non-GAAP: 2012 3rd Q underlying pretax income (loss)	$150.7	$139.9	$89.9	$(7.7)	$(67.2)	$305.6
(1)	Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.

(2)	In Q3 2013, $4.4 million costs included in Marketing, General and Administrative Expenses. In Q3 2012, $4.2 million costs included in Marketing, General and Administrative Expenses and $0.9 million loss included in Interest Expense, net.

(3)	In Q3 2013, $9.6 million loss included in Other Income (Expense), net, $0.9 million loss in Cost of Goods Sold, and $21.1 million gain included in Interest Expense, net. In Q3 2012, $6.4 million loss included in Other Income (Expense), net, $0.7 million gain in Cost of Goods Sold, and $7.7 million loss included in Interest Expense, net.

(4)	Included in Other Income (Expense), net.

Molson Coors Brewing Company and Subsidiaries Table 3: Underlying EBITDA ($ In millions) (Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	% change	September 28, 2013	September 29, 2012	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$120.9	$197.7	(38.8)%	$434.1	$381.4	13.8%
Add: Net income (loss) attributable to noncontrolling interests	1.8	3.0	(40.0)%	4.8	(3.5)	N/M
U.S. GAAP: Net income (loss) from continuing operations	$122.7	$200.7	(38.9)%	$438.9	$377.9	16.1%
Add: Interest expense (income), net	17.8	54.4	(67.3)%	133.9	162.8	(17.8)%
Add: Income tax expense (benefit)	32.7	42.5	(23.1)%	70.3	85.7	(18.0)%
Add: Depreciation and amortization	77.2	80.2	(3.7)%	238.1	192.0	24.0%
Adjustments to arrive at underlying EBITDA(1)	177.9	46.4	N/M	180.1	176.7	1.9%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(2)	36.0	37.2	(3.2)%	93.4	96.4	(3.1)%
Non-GAAP: Underlying EBITDA	$464.3	$461.4	0.6%	$1,154.7	$1,091.5	5.8%

N/M = Not meaningful

(1)	Includes adjustments to non-GAAP underlying income within the table above, excluding adjustments related to interest, taxes and depreciation and amortization, as these items are added back in total as adjustments to net income attributable to MCBC from continuing operations.

(2)	Adjustments to our equity income from MillerCoors, which include our proportional share of MillerCoors' interest, income tax, depreciation and amortization, specials, and amortization of the difference between the MCBC contributed cost basis and proportional share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 4: Underlying Free Cash Flow ($ In millions) (Unaudited)

	Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012
U.S. GAAP: Net Cash Provided by Operating Activities	$1,030.0	$840.0
Less: Additions to properties(1)	(218.2)	(143.4)
Less: Investment in MillerCoors(1)	(924.0)	(826.1)
Add: Return of capital from MillerCoors(1)	822.4	723.3
Add: Cash impact of Special items(2)	27.0	6.4
Add: Costs related to the Acquisition(3)	9.6	130.4
Add: MillerCoors investments in businesses(4)	—	14.4
Non-GAAP: Underlying Free Cash Flow	$746.8	$745.0

(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by operating activities and primarily relates to restructuring costs paid.

(3)	Included in net cash provided by operating activities and reflects acquisition and integration costs paid.

(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC Table 5: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
U.S. GAAP: Net income attributable to MillerCoors:	$348.8	$306.9	$1,033.4	$1,020.5
Add: Special items, net	15.0	18.7	15.0	16.4
Less: Tax effect of adjustments to arrive at underlying after-tax income	—	—	—	—
Non-GAAP: Underlying net income attributable to MillerCoors:	$363.8	$325.6	$1,048.4	$1,036.9

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
U.S. GAAP: Net Income Attributable to MillerCoors	$348.8	$306.9	$1,033.4	$1,020.5
Multiply: MCBC economic interest (%) in MillerCoors	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income	$146.5	$128.9	$434.0	$428.6
Add: Amortization of the difference between MCBC contributed cost basis and the underlying equity in net assets of MillerCoors(1)	1.2	1.2	3.4	3.1
Add: Share-based compensation adjustment(2)	0.6	1.9	0.9	4.8
U.S. GAAP: Equity Income in MillerCoors	$148.3	$132.0	$438.3	$436.5
Add: Proportionate share of MillerCoors special items	6.3	7.9	6.3	6.9
Less: Tax effect on special items	—	—	—	—
Non-GAAP: Underlying Equity Income in MillerCoors	$154.6	$139.9	$444.6	$443.4

(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture which is less than our proportional share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $667.4 million as of September 28, 2013. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees now employed by MillerCoors.

Pretax and after-tax underlying income, underlying free cash flow, and underlying EBITDA (earnings before interest, taxes, depreciation and amortization) should be viewed as supplements to, not substitutes for, our results of operations and cash flow presented on the basis of accounting principles generally accepted in the United States. Our management uses underlying income, underlying free cash flow and underlying EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that underlying income, underlying free cash flow and underlying EBITDA performance are used by and are useful to investors and other users of our financial statements in evaluating our operating and cash performance because they provide them with additional tools to evaluate our performance without regard to special and other non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure.

Worldwide Beer Volume Molson Coors Brewing Company and Subsidiaries Table 7: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)

	Thirteen Weeks Ended
	September 28, 2013	September 29, 2012	% Change
Financial Volume:	8.961	9.042	(0.9)%
Royalty Volume:	0.361	0.417	(13.4)%
Owned Volume:	9.322	9.459	(1.4)%
Proportionate Share of Equity Investment Sales-to-Retail(1):	7.685	7.710	(0.3)%
Total Worldwide Beer Volume:	17.007	17.169	(0.9)%

(1)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments (MillerCoors and Modelo Molson) sales-to-retail for the periods presented.

U.S. GAAP Measures

Molson Coors Brewing Company and Subsidiaries Table 8: Condensed Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Volume in hectoliters	8.961	9.042	23.462	18.446
Sales	$1,665.4	$1,685.8	$4,509.9	$4,134.8
Excise taxes	(494.2)	(490.3)	(1,332.2)	(1,248.5)
Net sales	1,171.2	1,195.5	3,177.7	2,886.3
Cost of goods sold	(670.0)	(687.0)	(1,901.2)	(1,705.9)
Gross profit	501.2	508.5	1,276.5	1,180.4
Marketing, general and administrative expenses	(307.8)	(300.6)	(897.4)	(853.6)
Special items, net	(163.0)	(35.9)	(165.8)	(58.6)
Equity income in MillerCoors	148.3	132.0	438.3	436.5
Operating income (loss)	178.7	304.0	651.6	704.7
Interest income (expense), net	(17.8)	(54.4)	(133.9)	(162.8)
Other income (expense), net	(5.5)	(6.4)	(8.5)	(78.3)
Income (loss) from continuing operations before income taxes	155.4	243.2	509.2	463.6
Income tax expense	(32.7)	(42.5)	(70.3)	(85.7)
Net Income (loss) from continuing operations	122.7	200.7	438.9	377.9
Income (loss) from discontinued operations, net of tax	0.9	0.7	1.7	1.6
Net income (loss) including noncontrolling interests	123.6	201.4	440.6	379.5
Less: Net (income) loss attributable to noncontrolling interests	(1.8)	(3.0)	(4.8)	3.5
Net income (loss) attributable to MCBC	$121.8	$198.4	$435.8	$383.0

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.65	$1.09	$2.38	$2.11
From discontinued operations	0.01	—	0.01	0.01
Basic net income per share	$0.66	$1.09	$2.39	$2.12

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.65	$1.09	$2.36	$2.10
From discontinued operations	0.01	—	0.01	0.01
Diluted net income per share	$0.66	$1.09	$2.37	$2.11

Weighted average shares - basic	183.5	181.0	182.7	180.7
Weighted average shares - diluted	184.6	182.0	183.9	181.7

Dividends per share	$0.32	$0.32	$0.96	$0.96

Amounts attributable to MCBC
Net income (loss) from continuing operations, net of tax	$120.9	$197.7	$434.1	$381.4
Income (loss) from discontinued operations, net of tax	0.9	0.7	1.7	1.6
Net income (loss) attributable to MCBC	$121.8	$198.4	$435.8	$383.0

Molson Coors Brewing Company and Subsidiaries Table 9: Canada Segment Results of Operations ($ In millions) (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Volume in hectoliters	2.314	2.440	6.317	6.537
Sales	$702.8	$761.6	$1,960.6	$2,051.1
Excise taxes	(176.1)	(181.5)	(480.1)	(485.8)
Net sales	526.7	580.1	1,480.5	1,565.3
Cost of goods sold	(282.3)	(305.5)	(839.8)	(849.8)
Gross profit	244.4	274.6	640.7	715.5
Marketing, general and administrative expenses	(114.0)	(123.0)	(334.8)	(377.4)
Special items, net	(1.9)	(3.7)	(4.7)	(4.9)
Operating income (loss)	128.5	147.9	301.2	333.2
Other income (expense), net	0.2	(0.9)	1.2	(2.4)
Income (loss) before income taxes	$128.7	$147.0	$302.4	$330.8

Molson Coors Brewing Company and Subsidiaries Table 10: Europe Results of Operations ($ In millions) (Unaudited)

	Thirteen Weeks Ended
	September 28, 2013	September 29, 2012
Volume in hectoliters(1)	6.367	6.325
Sales(1)	$918.9	$879.3
Excise taxes	(311.0)	(301.6)
Net sales(1)	607.9	577.7
Cost of goods sold	(366.1)	(361.7)
Gross profit	241.8	216.0
Marketing, general and administrative expenses	(152.7)	(127.4)
Special items, net	(160.8)	(2.5)
Operating income (loss)	(71.7)	86.1
Interest income, net	1.2	1.4
Other income (expense), net	1.0	(4.6)
Income (loss) before income taxes	$(69.5)	$82.9

(1)	Reflects gross segment sales and for Q3 2013 includes intercompany sales to MCI of 0.015 million hectoliters and $1.4 million of net sales. Q3 2012 includes intercompany sales to MCI of 0.087 million hectoliters and $5.5 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 11: PRO FORMA Europe Results of Operations ($ In millions) (Unaudited)

	Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012
	Actual	Actual - Europe(1)	Pro Forma - Central Europe(2)	Pro Forma Combined(3)
Volume in hectoliters(4)	16.373	11.195	5.303	16.498
Sales(4)	$2,433.6	$1,969.5	$420.5	$2,390.0
Excise taxes	(833.1)	(744.9)	(92.8)	(837.7)
Net sales(4)	1,600.5	1,224.6	327.7	1,552.3
Cost of goods sold	(1,001.9)	(800.6)	(194.2)	(994.8)
Gross profit	598.6	424.0	133.5	557.5
Marketing, general and administrative expenses	(431.6)	(301.7)	(108.8)	(410.5)
Special items, net	(159.6)	(12.5)	—	(12.5)
Operating income (loss)	7.4	109.8	24.7	134.5
Interest income, net	3.6	4.3	—	4.3
Other income (expense), net	(2.6)	(1.2)	(0.6)	(1.8)
Income (loss) before income taxes	$8.4	$112.9	$24.1	$137.0

(1)	Includes actual results from the acquisition date of June 15, 2012, through September 29, 2012, for Central Europe, combined with actual results of our historical U.K. segment.

(2)	Includes pre-acquisition results for StarBev from January 1, 2012, through June 15, 2012, and pro forma adjustments.

(3)	Includes actual results of our historical U.K. segment, combined with actual results for Central Europe from the acquisition date of June 15, 2012, through September 29, 2012, as well as pro forma results and adjustments from January 1, 2012, through June 15, 2012.

(4)	Reflects gross segment sales and for the first three quarters of 2013 includes intercompany sales to MCI of 0.052 million hectoliters and $3.6 million of net sales. The first three quarters of 2012 includes intercompany sales to MCI of 0.198 million hectoliters and $12.7 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 12: Molson Coors International Results of Operations ($ In millions) (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Volume in hectoliters	0.295	0.364	0.824	0.912
Sales	$44.8	$50.2	$118.4	$126.0
Excise taxes	(7.1)	(7.2)	(19.0)	(17.8)
Net sales	37.7	43.0	99.4	108.2
Cost of goods sold(1)	(22.2)	(26.2)	(61.4)	(70.5)
Gross profit	15.5	16.8	38.0	37.7
Marketing, general and administrative expenses	(17.5)	(24.6)	(48.6)	(68.3)
Special items, net	(0.3)	(29.7)	(1.2)	(40.1)
Operating income (loss)	(2.3)	(37.5)	(11.8)	(70.7)
Other income (expense), net	(0.1)	0.1	—	0.4
Income (loss) before income taxes	$(2.4)	$(37.4)	$(11.8)	$(70.3)

(1)	Reflects gross segment amounts and for Q3 2013 and Q3 2012 includes intercompany cost of goods sold from Europe of $1.4 million and $5.5 million, respectively. The first three quarters of 2013 and 2012 includes intercompany cost of goods sold from Europe of $3.6 million and $12.7 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 13: Corporate Results of Operations ($ In millions) (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Volume in hectoliters	—	—	—	—
Sales	$0.3	$0.2	$0.9	$0.9
Excise taxes	—	—	—	—
Net sales	0.3	0.2	0.9	0.9
Cost of goods sold	(0.8)	0.9	(1.7)	2.3
Gross profit	(0.5)	1.1	(0.8)	3.2
Marketing, general and administrative expenses	(23.6)	(25.6)	(82.4)	(106.2)
Special items, net	—	—	(0.3)	(1.1)
Operating income (loss)	(24.1)	(24.5)	(83.5)	(104.1)
Interest expense, net	(19.0)	(55.8)	(137.5)	(167.1)
Other income (expense), net	(6.6)	(1.0)	(7.1)	(75.1)
Income (loss) before income taxes	$(49.7)	$(81.3)	$(228.1)	$(346.3)

MillerCoors LLC (1) Table 14: Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Volume in hectoliters(2)	19.650	19.847	57.194	58.903
Sales	$2,360.6	$2,306.8	$6,901.7	$6,908.6
Excise taxes	(309.6)	(313.3)	(903.4)	(931.3)
Net sales	2,051.0	1,993.5	5,998.3	5,977.3
Cost of goods sold	(1,234.0)	(1,201.1)	(3,592.8)	(3,582.9)
Gross profit	817.0	792.4	2,405.5	2,394.4
Marketing, general and administrative expenses	(447.5)	(463.2)	(1,343.6)	(1,344.1)
Special items, net	(15.0)	(18.7)	(15.0)	(16.4)
Operating income	354.5	310.5	1,046.9	1,033.9
Interest income (expense), net	(0.5)	(0.4)	(1.4)	(1.1)
Other income (expense), net	0.3	1.5	1.6	4.6
Income before income taxes	354.3	311.6	1,047.1	1,037.4
Income tax expense	(1.4)	(1.3)	(3.1)	(3.8)
Net income	352.9	310.3	1,044.0	1,033.6
Less: Net income attributable to noncontrolling interests	(4.1)	(3.4)	(10.6)	(13.1)
Net income attributable to MillerCoors	$348.8	$306.9	$1,033.4	$1,020.5

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 15: Condensed Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)

	As of
	September 28, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$406.9	$624.0
Accounts receivable, net	658.6	660.5
Other receivables, net	104.2	92.9
Inventories:
Finished	159.8	139.9
In process	25.8	20.3
Raw materials	39.0	43.5
Packaging materials	13.8	10.2
Total inventories	238.4	213.9
Other current assets, net	118.0	117.5
Deferred tax assets	70.0	39.2
Total current assets	1,596.1	1,748.0
Properties, net	1,976.7	1,995.9
Goodwill	2,415.3	2,453.1
Other intangibles, net	6,973.7	7,234.8
Investment in MillerCoors	2,541.9	2,431.8
Deferred tax assets	39.5	125.4
Notes receivable, net	24.7	26.3
Other assets	204.9	196.9
Total assets	$15,772.8	$16,212.2
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,394.6	$1,186.9
Derivative hedging instruments	136.7	6.0
Deferred tax liabilities	111.2	152.3
Current portion of long-term debt and short-term borrowings	638.3	1,245.6
Discontinued operations	7.1	7.9
Total current liabilities	2,287.9	2,598.7
Long-term debt	3,253.5	3,422.5
Pension and post-retirement benefits	752.7	833.0
Derivative hedging instruments	2.8	222.2
Deferred tax liabilities	941.9	948.5
Unrecognized tax benefits	81.4	81.8
Other liabilities	115.8	93.9
Discontinued operations	18.1	20.0
Total liabilities	7,454.1	8,220.6
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 166.7 shares and 164.2 shares, respectively)	1.7	1.6
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.1	110.2
Class B exchangeable shares, no par value (issued and outstanding: 19.1 shares and 19.3 shares, respectively)	718.1	724.4
Paid-in capital	3,727.7	3,623.6
Retained earnings	4,160.6	3,900.5
Accumulated other comprehensive income (loss)	(104.5)	(72.3)
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.1)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	8,290.6	7,966.9
Noncontrolling interests	28.1	24.7
Total equity	8,318.7	7,991.6
Total liabilities and equity	$15,772.8	$16,212.2

Molson Coors Brewing Company and Subsidiaries Table 16: Condensed Consolidated Statements of Cash Flows ($ In millions) (Unaudited)

	Thirty-Nine Weeks Ended
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$440.6	$379.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	238.1	192.0
Amortization of debt issuance costs and discounts	18.6	34.5
Share-based compensation	18.6	15.1
Loss on sale or impairment of properties and intangibles	157.8	51.0
Deferred income taxes	21.9	15.5
Equity income in MillerCoors	(438.3)	(436.5)
Distributions from MillerCoors	438.3	436.5
Equity in net income of other unconsolidated affiliates	(13.3)	(12.0)
Distributions from other unconsolidated affiliates	13.0	10.4
Excess tax benefits from share-based compensation	(6.0)	(4.2)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments	16.4	(11.4)
Change in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations) and other	126.0	171.2
(Gain) loss from discontinued operations	(1.7)	(1.6)
Net cash provided by operating activities	1,030.0	840.0
Cash flows from investing activities:
Additions to properties	(218.2)	(143.4)
Proceeds from sales of properties and other long-lived assets	7.5	3.0
Acquisition of businesses, net of cash acquired	—	(2,257.4)
Payment on discontinued operations	—	(6.8)
Proceeds from sale of business	2.0	—
Investment in MillerCoors	(924.0)	(826.1)
Return of capital from MillerCoors	822.4	723.3
Payments on settlement of derivative instruments	—	(110.6)
Investment in and advances to an unconsolidated affiliate	(2.4)	(3.4)
Loan repayments	7.5	14.3
Loan advances	(5.4)	(7.4)
Net cash used in investing activities	(310.6)	(2,614.5)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	74.9	27.4
Excess tax benefits from share-based compensation	6.0	4.2
Dividends paid	(175.7)	(174.0)
Dividends paid to noncontrolling interests holders	(1.2)	(5.0)
Payments for purchase of noncontrolling interest	(0.2)	—
Debt issuance costs	(0.3)	(40.3)
Proceeds from issuances of long-term debt	—	2,195.4
Payments on long-term debt and capital lease obligations	(1,316.5)	(226.7)
Payments on debt assumed in acquisition	—	(424.3)
Proceeds from short-term borrowings	19.3	14.0
Payments on short-term borrowings	(15.1)	(14.0)
Proceeds from settlement of derivative instruments	2.6	—
Payments on settlement of derivative instruments	(66.2)	(4.0)
Net proceeds from (payments on) revolving credit facilities and commercial paper	548.4	9.6
Change in overdraft balances and other	(0.8)	(105.0)
Net cash (used in) provided by financing activities	(924.8)	1,257.3
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(205.4)	(517.2)
Effect of foreign exchange rate changes on cash and cash equivalents	(11.7)	24.0
Balance at beginning of year	624.0	1,078.9
Balance at end of period	$406.9	$585.7

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334